Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

CH2M HILL COMPANIES, LTD.

Article 1.                                            NAME

The name of this corporation is CH2M HILL Companies, Ltd.

Article 2.                                            REGISTERED OFFICE AND AGENT

The address of this Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801, and the name of this Corporation’s registered agent at such address is The Corporation Trust Company.

Article 3.                                            PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.  The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

Article 4.                                            CAPITAL STOCK AND ISSUANCE OF SECURITIES

4.1.                            Authorized Shares

The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 150,000,000 of which 100,000,000 of such shares shall be Common Stock having a par value of $.01 per share (the “Common Stock”), and 50,000,000 of such shares shall be Preferred Stock, having a par value of $.01 per share (the “Preferred Stock”).

4.2.                            Common Stock

4.2.1.                  Relative Rights

The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of any series of Preferred Stock as set forth in this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or the resolutions of the Board of Directors establishing such series of Preferred Stock.  Each share of the Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of the Common Stock.

4.2.2.                  Dividends

Subject to any rights to receive dividends to which the holders of the shares of any other class or series of stock may be entitled, the holders of shares of Common Stock shall be entitled to receive dividends, if and when declared payable from time to time by the Board of Directors, from any funds legally available therefor.  Any dividends on the Common Stock will not be cumulative.

4.2.3.                  Dissolution, Liquidation, Winding Up

In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith or in preference thereto, in whole or in part, as to the distribution of assets in such event, shall be entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

4.2.4.                  Voting Rights

Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the Corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his or her name on the books of the Corporation on all matters on which stockholders generally are entitled to vote; provided, however, that the voting rights of Common Stock are denied to any person while such stock is purportedly held or has been purportedly acquired by such person in violation of any provision of this Certificate of Incorporation, the Bylaws, any stockholders’ agreement, benefit plan, any other Corporation document or policy, or applicable law; and provided further, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the Delaware General Corporation Law.  Each holder of shares of the Common Stock may exercise its vote either in person or by proxy. The holders of Common Stock shall not have cumulative voting rights.

4.2.5.                  No Consent of Stockholders in Lieu of Meeting

Actions required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may not be taken by written consent of stockholders in lieu of a meeting.

4.3.                            Restriction on Transfers by Certain Holders

Except for sales in the limited market maintained by the Corporation or as otherwise provided for in the Bylaws, no employee or director of, or consultant to, or employee benefit plan or employee benefit trust of, the Corporation (or former employee or director of, or consultant to, the Corporation) may sell, assign, pledge, transfer or otherwise dispose of or encumber (collectively, a “Transfer”) any shares of Common Stock without the prior written approval of the Corporation, and any attempt to Transfer such shares except in such limited market or as otherwise provided for in the Bylaws or without such prior written approval shall be null and void.

4.4.                            Preferred Stock

Subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, the Board of Directors may authorize, by resolution or resolutions from time to time and by filing certificates of designations pursuant to the Delaware General Corporation Law, the issuance by the Corporation of shares of the Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series of the Preferred Stock and to fix the qualifications, limitations or restrictions thereof.

4.4.1.                  Authority.  The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(1)                                 the number of shares constituting that series and the distinctive designation of that series;

(2)                                 the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3)                                 whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)                                 whether that series shall have conversion or exchange privileges, into Common Stock or otherwise, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(5)                                 whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6)                                 whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)                                 the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8)                                 any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series as the Board of Directors shall determine.

4.5.                            No Preemptive Rights

No stockholder of this Corporation shall have any preemptive rights to purchase any shares to be sold or issued by the Corporation, either of the presently existing classes or a class established in the future whether the issuance be as original sale or distribution or sale or distribution of treasury stock, except as such rights are provided pursuant to contract.

4.6.                            Corporation’s Right to Repurchase

This Corporation shall have the right to purchase, take, receive, or otherwise acquire its own stock to the extent and in any manner allowed under applicable law.

Article 5.                                            BOARD OF DIRECTORS

5.1.                            Number

Except as otherwise provided in Section 5.6, the number of directors of the Corporation shall be fixed by the Board of Directors in the manner provided in the Bylaws.  Unless and except to the extent that the Bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot.  Each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

5.2.                            Election

5.2.1.                  Vote Required.  Each nominee for director shall be elected in the manner provided in the Bylaws of the Corporation.

5.2.2.                  Notice.  Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

5.3.                            Composition

The Board of Directors shall take all actions necessary to ensure that directors who are then employees of the Corporation (“Employee Directors”) constitute a majority of the Board of Directors at all times. Without limiting the foregoing, the Board of Directors shall, to the fullest extent permitted by law, (i) nominate sufficient Employee Directors for election by the stockholders of the Corporation, (ii) increase or decrease the size of the Board of Directors and (iii) fill any vacancy or newly created directorship occurring on the Board of Directors, in each case, in a manner that ensures that the composition of the Board of Directors complies with this Section 5.3.  Any Employee Director who is terminated, retires or resigns from his or her position as an employee of the Corporation or otherwise ceases to be an employee of the Corporation shall automatically cease to be qualified as a director of the Corporation, and such director’s term as a director shall automatically terminate and the vacancy created thereby shall be filled in accordance with this Section 5.3.

5.4.                            Classification, Terms, and Vacancies

5.4.1.                  Classes and Terms.  Subject to any special rights of the holders of any outstanding series of Preferred Stock to elect directors (the “Preferred Stock Directors”), the Board of Directors (other than any Preferred Stock Directors) shall be divided into three classes, designated Class I, Class II and Class III. Class I directors shall initially serve until the 2014 annual meeting of stockholders, Class II directors shall initially serve until the 2015 annual meeting of stockholders, and Class III directors shall initially serve until the 2016 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified.  At each annual meeting of stockholders commencing with the 2014 annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

5.4.2.                  Vacancies.  Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law, be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, and in accordance with Section 5.3 hereof. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified.

5.4.3.                  No decrease in the authorized number of directors shall shorten the term of any incumbent director.

5.5.                            Removal

No director of the Corporation may be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least sixty six and two thirds percent (66 2/3%) of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors, any such director of the Corporation so elected may be removed in accordance with the provisions of this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or the resolutions of the Board of Directors establishing such series of Preferred Stock.

5.6.                            Preferred Stock Directors

5.6.1.                  During any period when the holders of any series of Preferred Stock have the right to elect additional directors, upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions (provided that following any such election, Employee Directors shall constitute a majority of the Board of Directors in accordance with Section 5.3 hereof) and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal.

5.6.2.                  Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

5.7.                            Powers

Except as otherwise expressly provided by the Delaware General Corporation Law or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by, or under the direction of, its Board of Directors.

5.8.                            Expanded Constituency

To the fullest extent permitted by law, the Board of Directors, in discharging its duties, may consider both the short term and long term interests of the Corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the Corporation’s stockholders, employees, suppliers and customers and the communities in which offices or other facilities of the Corporation are located and any other factors the directors consider pertinent.

Article 6.                                            LIABILITY OF DIRECTORS AND INDEMNIFICATION

6.1.                            Limitation of Liability

To the fullest extent permitted by law, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit.  Any repeal or modification of this Section 6.1 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.  If the General Corporation Law of the State of Delaware is amended to further eliminate or limit the personal liability of directors, then the liability of the directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

6.2.                            Indemnification

The Corporation shall, to the fullest extent permitted by the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all of its directors and officers under the Delaware General Corporation Law from and against any and all of the expenses, judgments, fines, amounts paid in settlement, liabilities or other matters referred to in or covered by the Delaware General Corporation Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.3.                            Amendment or Repeal.

Any amendment, alteration or repeal of this Article 6 or the Delaware General Corporation Law that adversely affects any right of a director or officer shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Article 7.                                            AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation.  In addition to any requirements of law and any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding any other provision of this Certificate of Incorporation, the Bylaws of the Corporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least sixty six and two thirds percent (66 2/3%) of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any Bylaw of the Corporation.

Article 8.                                            FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, this Certificate of Incorporation or the Bylaws of the Corporation, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 8.

Article 9.                                            RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 9.